Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of  May 11, 2012, by and among TUCANA LITHIUM CORP., a Nevada company (the “Parent”), PAY BY THE DAY COMPANY INC., a Ontario corporation (the “Company”) and JORDAN STARKMAN, President, Chief Executive Officer, Secretary and the sole director of Parent and President of the Company(“Starkman”).

RECITALS

WHEREAS, Parent owns 100% of the issued and outstanding common shares of the Company (the “Shares”);

WHEREAS, Starkman desires to purchase from Parent, and Parent desires to sell to Starkman the Shares, and in exchange, Starkman desires to assume the Assumed Liabilities (as defined below) of the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1.     Parent hereby sells to Starkman, and Starkman hereby purchases from the Parent, the Shares.

2.     In consideration for the purchase of the Shares pursuant to Section 1 above and subject to the terms and conditions set forth herein, Starkman contemporaneously herewith assumes and agrees to pay, perform and discharge any and all the liabilities and obligations of the Company (the “Assumed Liabilities”).

3.     Parent, hereby represents and warrants to Starkman that it owns, of record and beneficially, and has good and marketable title to the Shares, all of which are free and clear of all liens, charges and encumbrances.

4.     In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

5.     This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither Parent, the Company, nor Starkman makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

6.     This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PARENT:

TUCANA LITHIUM CORP.

By:	/s/ Jordan Starkman
Name:	Jordan Starkman
Title:	President and Chief Executive Officer

COMPANY:

PAY BY THE DAY COMPANY INC.

By:	/s/ Jordan Starkman
Name:	Jordan Starkman
Title:	President

STARKMAN:
/s/ Jordan Starkman
JORDAN STARKMAN